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                                                                  Exhibit 10.12


May 10, 1994


Pivot Rules, Inc.
80 West 40th Street
New York, NY  10018

Re:  Representation Agreement

Gentlemen:

This will confirm our agreement as follows between Pivot Rules, Inc. ("Company") and International Merchandising Corporation ("IMC"). We have agreed as follows:

     1. Exclusive Representation. During the "Representation Period" (as hereinafter defined), Company hereby appoints IMC--and IMC agrees to serve--as Company's sole and exclusive agent throughout the "Representation Territory" (as hereinafter defined) for the solicitation, development, negotiation, organization and administration of any and all contracts or agreements which may become available to or on behalf of Company in connection with the licensing of the PIVOT RULES name, logo and trademarks (hereinafter referred to as the "Pivot Rules Identification") when used on and in connection with all items of merchandise.

IMC shall not have the authority to bind or commit Company to any license agreement or other contract without Company's prior written consent, and no agreement shall be binding upon Company unless and until the same has been executed by Company.

     2. Representation Period. The period during which IMC shall act as Company's exclusive agent and representative (the "Representation Period") shall commence on the date of execution and delivery hereof, and shall continue until June 30, 1997, and shall remain in effect thereafter from one year to the next (from one July 1 to the next following June 30) until and unless terminated as of June 30, 1997, or any June 30th thereafter, by written notice delivered by one party to the other no later than the March 31st preceding the June 30th on which termination shall take effect.

     3. Representation Territory. The geographical territory wherein IMC shall act as agent and representative of Company (the "Representation Territory") shall mean the entire world excluding the United States of America, its territories and possessions, Canada and Mexico.

     4.   Diligent Efforts.   (a)  During the Representation Period, IMC will
exercise diligent efforts in carrying out its obligations under this agreement. If by June 30, 1995, there is not at least one licensing agreement executed, Company shall have the right, at its



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Pivot Rules, Inc.
May 10, 1994
Page 2

election, by written notice given to IMC on or before July 31, 1995, to terminate this Agreement as of the date of such notice with no further liability of one party to the other hereunder.

     (b) IMC agrees to provide to Company, on or about the 15th day of October, January, April and July during the Representation Period, a quarterly status report of IMC's efforts on behalf of Company during the immediately preceding calendar year quarter period. Each such status report shall summarize solicitations made on behalf of Company, responses from prospective licensees and other customers, market conditions, and other relevant information concerning IMC's activities on behalf of Company.

     5. Solicitation Materials. IMC agrees that before publishing or distributing any sales brochures or other sales presentation materials, including but not limited to materials incorporating the Company Trademarks, photographs of Company merchandise, and other materials incorporating the Pivot Rules Identification, IMC shall first submit a copy thereof to Company for examination and approval or disapproval thereof by Company. IMC agrees to make use of the Pivot Rules Identification in accordance with samples thereof provided by Company and in accordance with quality control standards designated by Company. IMC shall immediately discontinue use of any sales solicitation materials or promotional materials incorporating the Pivot Rules Identification upon request by Company.

     6. IMC Commission. Company agrees that IMC shall be entitled to receive and retain a commission (at the rate described immediately below) of all "Commissionable Income" (defined below) paid by or on behalf of licensees, directly or indirectly, as compensation for the right to use the Pivot Rules Identification anywhere in the Representation Territory pursuant to:

     (i)  any agreement which is executed during the Representation Period;

     (ii) any agreement (which is executed after the end of the Representation Period) on which substantive negotiations with the potential licensee were commenced during the Representation Period; and

    (iii) any renewal, extension or modification of any such agreement, as aforesaid, including both those executed during the Representation Period and those executed at any time following the last day of the Representation Period.

The commission payable to IMC shall be calculated at the rate of thirty percent (30%) with respect to the first US $1,000,000 of Commissionable Income, and at the rate of thirty-five percent (35%) of all Commissionable Income in excess of such amount. There shall be excluded from Commissionable Income any payments made by licensees to Company in reimbursement of out-of-pocket expenses incurred by Company for design support (for example, color copies, transparencies, etc.) and there shall further be excluded any required payments paid by licensees



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Pivot Rules, Inc.
May 10, 1994
Page 3

into a common advertising fund maintained by Company exclusively for advertising of the Pivot Rules Identification.

With respect to substantive negotiations described in subparagraph (ii) above, IMC agrees that it will, within thirty (30) days following the termination of the Representation Period, submit to Company a list of potential licensees with which negotiations were pending on the date of termination.

Commissionable Income shall be limited to amounts which are paid or payable during or with respect to the Representation Period and during or with respect to the three (3) year period next following the last day of the Representation Period, provided, however, that notwithstanding the foregoing three year limitation, as to any agreement pursuant to which Commissionable Income is payable, IMC shall be entitled to receive a commission during the initial sixty
(60) month period of the term of any such agreement.

     7. Payments. Company agrees that all Commissionable Income shall be paid directly to IMC. IMC agrees to promptly pay to Company the balance of all amounts received by IMC, after deduction of IMC's commission, any applicable withholding taxes, and any deductions which are mutually agreed in writing. Payments will be made on a current basis (within thirty (30) days after receipt of the relevant item of income), and IMC will in each case provide Company with details of the calculations of Commissionable Income and any agreed deductions.

     8. Expenses. IMC shall be responsible to pay all of its own normal overhead and operating expenses incurred in connection with the discharge of its responsibilities hereunder. If IMC shall incur additional expenses specifically at Company's request and on its behalf, such as, by way of example only, travel expenses with respect to trips undertaken solely at Company's specific request, or payment for specialized professional services (such as outside trademark lawyers retained to assist Company in protecting its proprietary rights to the Pivot Rules Identification), then Company agrees either to reimburse IMC therefor or pay such expenses directly provided that such expenses are reasonable. IMC shall submit an estimate of any such costs in writing to Company for Company's written approval prior to incurring such expenses. Company will not be billed for any services performed by IMC's in-house or of counsel attorneys.

     9. Books and Records. Each party agrees that it will keep accurate and complete records and books of account showing all income it receives relating to this agreement. Each party, or its representatives, shall have the right at all reasonable times (prior to the expiration of two years following the date on which the relevant item of Commissionable Income was paid) to inspect and make copies of the books and records of the other party insofar as such books and records shall relate to the computation of amounts to be paid to IMC and Company hereunder.
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Pivot Rules, Inc.
May 10, 1994
Page 4

     10. Related Companies. IMC hereby represents that IMC is a corporation incorporated in the State of Ohio, U.S.A. IMC is a member company of International Management Group ("IMG") which is a group of companies under common ownership and control and which is involved in sports and trademark representation, marketing, consulting and broadcasting in North America, Europe, Japan and elsewhere in the world. Company acknowledges that the obligations of IMC set forth in this Agreement will, outside the United States of America, be carried out by other member companies of IMG, and IMC hereby guarantees the performance by such IMG companies of all of the obligations of IMC set forth in this Agreement.

     11. Arbitration. In the event of a dispute arising under this Agreement which cannot be resolved, such dispute shall be submitted to arbitration and resolved by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All such arbitration shall take place at the office of the American Arbitration Association located in New York City, New York. The award or decision rendered by the arbitrator shall be final, binding and conclusive and judgment may be entered upon such award by any court.

     12. Ownership of Pivot Rules Identification. IMC agrees that nothing in this Agreement shall give IMC any right, title or interest in or to the Pivot Rules Identification other than the right to use the Pivot Rules Identification in accordance with the terms of this Agreement. IMC acknowledges that use of the Pivot Rules Identification by IMC shall not create in favor of IMC any right, title or interest in or to the Pivot Rules Identification, and all such use of the Pivot Rules Identification by IMC shall inure to the benefit of Company.

     13. Modification of Agreement. No cancellation, modification, amendment, deletion, addition or other change in this Agreement or in any provision hereof or waiver of any right or remedy herein provided shall be effective for any purpose unless specifically set forth in writing and signed by the party to be bound thereby. No waiver of any right or remedy in regard to any occurrence or event on one occasion shall be deemed a waiver of any such right or remedy in regard to such occurrence or event on any other occasion.

     14. Special Right of Termination. If at any time during the Representation Period of this Agreement, IMC is appointed licensing agent or representative on behalf of any one or more of the sportswear brands listed below, within the Representation Territory (as hereinbefore defined), in connection with products consisting of "sportswear," then IMC shall so notify Company in writing (within fifteen (15) days after IMC has been so appointed). Upon receipt of such notification, Company shall have the right to elect to terminate the Representation Period of this Agreement, by written notice delivered to IMC within fifteen (15) days following the date of receipt of IMC's written notice. If Company so elects to terminate the Representation Period, termination shall be deemed to take effect on the ninetieth (90th) day following the date of receipt by IMC of written notice of termination. Such sportswear brands are the following:

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Pivot Rules, Inc.
May 10, 1994
Page 5

     Izod                Champion Golf       Descente
     LaCoste             Fairway Blues       Head
     Bobby Jones         Charter Golf        EP Pro
     Polo Golf           LaMode              Line Up for Sport
     Aureus/Aurea        Cross Creek         Ruff Hewn
     Dockers Golf        Bogner              Hanna Sport
     Jean Belle

     15. Termination. (a) Upon termination of this Agreement for any reason, IMC agrees immediately to discontinue all use of the Pivot Rules
Identification, and to destroy all materials bearing the Pivot Rules Identification in any form, including printed media, audio or audio/visual media. IMC shall deliver to Company a certificate, executed by an officer of IMC, certifying such destruction.

     (b) Upon the expiration or termination of the Representation Period of this Agreement for any reason, IMC agrees that as to any country of the Representation Territory within which there is then in effect any license agreement pursuant to which Commissionable Income (as defined in Paragraph 6 above) is payable, IMC shall continue to invoice and collect guaranteed royalties and earned royalties paid by all licensees (in that particular country), for so long a period of time as at least one of the licensees in that particular country continues to pay compensation which constitutes Commissionable Income (income which is commissionable to IMC) it being understood that at such time that there is no longer Commissionable Income paid by and licensee in that particular country, IMC shall discontinue its invoicing and collecting obligations in that particular country. As to those countries for which IMC continues to perform invoicing and collection, IMC shall continue to perform the services described in Paragraphs 6 and 7 above and the provisions of Paragraph 9 shall continue to be applicable to such services.

     16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York. Should any part of this Agreement be deemed invalid or contrary to existing law, the remainder of this Agreement shall be considered in full force and effect.

     17. Termination for Default. If either party at any time during the term of this Agreement shall fail to observe or perform any of the covenants, agreements or obligations of such party hereunder, the non-defaulting party may terminate the Term of this Agreement if such default is not cured within thirty
(30) days after the defaulting party shall have received written notice specifying such default. Failure to terminate the term of this Agreement pursuant to this paragraph shall not constitute a waiver or any remedies the non-defaulting party would have been entitled to demand in the absence of this paragraph, whether by way of damages, termination or otherwise. Termination of this Agreement for whatever reason shall be without prejudice to the rights and liabilities of either party to the other in respect of any matter arising under this Agreement.
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Pivot Rules, Inc.
May 10, 1994
Page 6

     18. Bankruptcy. If IMC shall become bankrupt or insolvent, or if IMC's business shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act of IMC or otherwise, the Representation Period of this Agreement shall, at the election of Company, immediately terminate.

     19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and the respective successors and assigns, it being understood, however that neither party may assign its rights or obligations hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld.

     20. Entire Agreement. This writing constitutes the entire agreement between the parties hereto and may not be changed or modified except by a writing signed by the party to be charged thereto.

If the foregoing accurately sets forth the terms and conditions of our agreement to your satisfaction, please indicate your acceptance by signing in the space provided below.

Sincerely yours,

INTERNATIONAL MERCHANDISING
CORPORATION


By: /s/ International Merchandising Corporation
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Read and Agreed:

PIVOT RULES, INC.


By: /s/ E. Kenneth Seiff
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